News Release

Contact:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com

BBCN BANCORP REPORTS 2015 FIRST QUARTER FINANCIAL RESULTS

Q1 2015 Summary:

▪	Net income totals $21.4 million, or $0.27 per diluted common share

▪	New loan originations for the quarter total $351 million

▪	Loans receivable increase 3% to $5.71 billion, or 10% annualized

▪	Total deposits increase 2% to $5.80 billion, or 8% annualized

▪	Total assets increase 2% to $7.26 billion, or 9% annualized

LOS ANGELES - April 20, 2015 - BBCN Bancorp, Inc. (the “Company”) (NASDAQ: BBCN), the holding company of BBCN Bank (the “Bank”), today reported net income of $21.4 million, or $0.27 per diluted common share, for the three months ended March 31, 2015. This compares with net income of $22.7 million, or $0.29 per diluted common share, for the preceding 2014 fourth quarter and $22.2 million, or $0.28 per diluted common share, for the year-ago first quarter.

“Strong organic loan and deposit growth, along with improvements in asset quality, highlight BBCN’s 2015 first quarter,” said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. “New loan production for the first quarter exceeded the seasonally higher fourth quarter originations by 15% and totaled $351 million. Deposit trends were also positive with noninterest bearing demand deposits increasing to 28% of total deposits. We experienced improvements in asset quality across the board, with a 16% decline in nonaccrual loans and net recoveries of $366,000 for the first quarter. While we continue to be challenged by the low interest rate environment and diminishing purchase accounting benefit, we are very pleased to have posted another quarter of solid operational and financial performance to start off 2015.

“After considerable investment in 2014, we are taking a major step forward in BBCN’s transformation to become a more diversified financial institution with the launch of our new residential mortgage, wealth management and credit card business lines. We expect a strong reception by our existing customer base to BBCN’s expanded offering of financial products and services and believe these new businesses will not only deepen our existing relationships, but also open the door for more customer acquisition opportunities, ultimately leading to enhanced earnings and shareholder value for BBCN in the years to come,” said Kim.

(more)

2-2-2    NASDAQ: BBCN

Financial Highlights

(dollars in thousands, except per share data)	At or for the Three Months Ended
	3/31/2015	12/31/2014	3/31/2014
Net income	$21,410	$22,687	$22,196
Diluted earnings per share	$0.27	$0.29	$0.28
Net interest income before provision for loan losses	$65,123	$66,234	$64,966
Net interest margin	3.87%	3.90%	4.29%
Noninterest income	$11,205	$12,050	$11,095
Noninterest expense	$39,234	$39,010	$36,275
Net loans receivable	$5,641,299	$5,497,434	$5,125,095
Deposits	$5,803,253	$5,693,452	$5,334,560
Nonaccrual loans (1)	$38,755	$46,352	$47,314
ALLL to loans receivable	1.22%	1.22%	1.27%
ALLL to nonaccrual loans (1)	179.57%	146.18%	138.86%
ALLL to nonperforming assets (1) (2)	59.86%	53.87%	62.66%
Provision for loan losses	$1,500	$2,360	$3,026
Net (recoveries) charge offs	$(336)	$2,834	$4,647
ROA	1.19%	1.28%	1.36%
ROE	9.60%	10.42%	10.84%
Efficiency ratio	51.40%	49.83%	47.69%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $26.0 million, $28.9 million and $31.2 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $24.1 million, $30.4 million and $46.0 million at March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

Operating Results for the 2015 First Quarter

The comparability of BBCN’s operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of past financial performance. Operating results for the three months ended March 31, 2015, December 31, 2014, and March 31, 2014 include the following pre-tax acquisition accounting adjustments related to past acquisitions:

(dollars in thousands)	Three Months Ended
	3/31/2015	12/31/2014	3/31/2014
Accretion of discount on acquired performing loans	$2,183	$3,190	$3,202
Accretion of discount on acquired credit impaired loans	1,555	1,670	2,645
Amortization of premium on acquired FHLB borrowings	94	96	92
Accretion of discount on acquired subordinated debt	(41)	(41)	(91)
Amortzation of premium on acquired time deposits	75	105	314
Increase to pre-tax income	$3,866	$5,020	$6,162

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the 2015 first quarter amounted to $65.1 million, compared with $66.2 million in the preceding fourth quarter of 2014 and $65.0 million in the prior-year first quarter. While the average loans receivable reflect solid gains over prior periods, diminishing acquisition accounting adjustments and lower yields on interest earning assets had the adverse effect of constraining the growth in net interest income. Overall, average loans receivable for the 2015 first quarter rose 2% over the preceding fourth quarter and increased 8% over the first quarter of 2014.

(more)

3-3-3    NASDAQ: BBCN

The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2015	12/31/2014	change	3/31/2014	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.61%	3.57%	0.04%	3.82%	(0.21)%
Acquisition accounting adjustments	0.26	0.33	(0.07)	0.47	(0.21)
Net interest margin	3.87%	3.90%	(0.03)%	4.29%	(0.42)%

The net interest margin for the 2015 quarter declined 3 basis points from the preceding fourth quarter to 3.87%, but increased 4 basis points on a core basis when excluding the effect of acquisition accounting adjustments. Compared with the year-ago first quarter, net interest margin for the 2015 first quarter declined 42 basis points and decreased 21 basis points when excluding the effect of acquisition accounting adjustments. The Company attributed the pressures on net interest margin largely to declines in the weighted average yield on loans.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2015	12/31/2014	change	3/31/2014	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.71%	4.71%	0.00%	4.83%	(0.12)%
Acquisition accounting adjustments	0.32	0.40	(0.08)	0.54	(0.22)
Weighted average yield on loans	5.03%	5.11%	(0.08)%	5.37%	(0.34)%

The weighted average yield on loans for the 2015 first quarter declined 8 basis points to 5.03% from the preceding fourth quarter. On a core basis excluding the effect of acquisition accounting adjustments, the weighted average yield on loans was flat at 4.71%. The weighted average yield on new loans originated during the 2015 first quarter decreased to 4.07% from 4.39% in the preceding fourth quarter, reflecting higher origination levels of variable rate loans and commercial loans. Variable rate loans, which typically have lower initial rates than fixed rate loans, accounted for 68% of new loan originations for the 2015 first quarter and marked the third consecutive period in which variable rate loan volumes exceeded fixed rate loans.

Compared with the prior-year period, the weighted average yield on loans decreased 34 basis points and 12 basis points on a core basis, excluding the effect of acquisition accounting adjustments.

The composition of fixed and variable rate loans and the associated weighted average contractual rates are summarized in the following table:

	3/31/2015	12/31/2014	change	3/31/2014	change
Fixed rate loans
As a percentage of total loans	52%	52%	—%	49%	3%
Weighted average contractual rate	4.72%	4.75%	(0.03)%	4.90%	(0.18)%
Variable rate loans
As a percentage of total loans	48%	48%	—%	51%	(3)%
Weighted average contractual rate	4.14%	4.17%	(0.03)%	4.33%	(0.19)%

The declines in the weighted average contractual rate for the 2015 first quarter versus prior periods reflect what continues to be a highly competitive rate environment for fixed rate and variable rate loans in the current interest rate environment.

(more)

4-4-4    NASDAQ: BBCN

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2015	12/31/2014	change	3/31/2014	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.56%	0.56%	—%	0.55%	0.01%
Acquisition accounting adjustments	(0.01)	(0.01)	—	(0.03)	(0.02)
Weighted average cost of deposits	0.55%	0.55%	—%	0.52%	0.03%

The weighted average cost of deposits for the 2015 first quarter was flat with the preceding fourth quarter both on a reported basis and on a core basis, excluding the effect of amortization of premium on time deposits assumed in acquisitions. Compared with the prior-year period, the weighted average cost of deposits for the 2015 first quarter increased 3 basis points and just 1 basis point on a core basis, excluding the effect of premium amortization on time deposits assumed in acquisitions.

Noninterest Income. Noninterest income for the 2015 first quarter totaled $11.2 million, compared with $12.1 million in the preceding 2014 fourth quarter and $11.1 million in the prior-year first quarter. The variances in noninterest income is largely attributable to the amount of gain on sale of SBA loans, which amounted to $3.0 million in the 2015 first quarter, $4.1 million in the 2014 fourth quarter, and $2.7 million for the year-ago first quarter.

Noninterest Expense. Total noninterest expense for the 2015 first quarter increased to $39.2 million from $39.0 million in the preceding 2014 fourth quarter and $36.3 million in the first quarter a year ago.

Salaries and employee benefits expense for the 2015 first quarter rose 10% over the preceding fourth quarter, and is largely attributed to higher levels of payroll tax and vacation accruals. The total number of FTEs as of March 31, 2015 was 933, compared with 915 as of December 31, 2014 and 860 as of March 31, 2014. Compared with the 2014 first quarter, salaries and employee benefits expense increased 12%.

Income Tax Provision. The effective tax rate for the 2015 first quarter was 40.0%, compared with 38.5% for the preceding 2014 fourth quarter and 39.6% for the 2014 first quarter.

Balance Sheet Summary

Loans receivable totaled $5.71 billion at March 31, 2015, reflecting a 3% increase over $5.57 billion at December 31, 2014, and a 10% increase over $5.19 billion at March 31, 2014.

Total new loan originations during the first quarter of 2015 amounted to $350.8 million, including SBA loan originations of $65.3 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $42.9 million for the first quarter of 2015, compared with $48.3 million for the preceding 2014 fourth quarter. During the 2015 first quarter, the Company sold $32.5 million of its SBA loans held for sale.

Aggregate pay offs and pay downs for the 2015 first quarter amounted to $166.3 million for the quarter, compared with $262.2 million for the preceding 2014 fourth quarter and $195.9 million for the year-ago first quarter.

Total deposits amounted to $5.80 billion at March 31, 2015, reflecting a 2% increase over $5.69 billion at December 31, 2014, and a 9% increase over $5.33 billion at March 31, 2014. The increase in total deposits from December 31, 2014 reflects a 5% increase in noninterest bearing demand deposits and a 6% increase in jumbo time

(more)

5-5-5    NASDAQ: BBCN

deposits, offset in part by a 4% decrease in money market account balances. Noninterest bearing deposits at March 31, 2015 totaled $1.62 billion and accounted for 28% of total deposits.

Credit Quality

The provision for loan losses for the 2015 first quarter was $1.5 million, compared with $2.4 million for the preceding 2014 fourth quarter and $3.0 million for the prior-year first quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “Legacy Loans”) and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as “Acquired Loans”). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of March 31, 2015, December 31, 2014, and March 31, 2014 is as follows:

(dollars in thousands)	3/31/2015	12/31/2014	3/31/2014
Legacy Loans (1)	$55,397	$58,644	$58,203
Acquired Loans - Performing (2)	1,550	1,767	1,937
Acquired Loans - Credit Impaired (2)	12,647	7,347	5,560
Total ALLL	$69,594	$67,758	$65,700

Loans Receivable	$5,710,893	$5,565,192	$5,190,794
ALLL coverage ratio	1.22%	1.22%	1.27%

(1)	Legacy Loans include loans originated by the Bank’s predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.

(2)	Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of March 31, 2015, December 31, 2014, and March 31, 2014:

(dollars in thousands)	3/31/2015	12/31/2014	3/31/2014
Special Mention (1)	$112,298	$122,334	$93,554
Classified (1)	209,991	224,062	253,342
Criticized	$322,289	$346,396	$346,896

(1)	Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans.

Nonaccrual loans declined to $38.8 million, or 0.68% of loans receivable at March 31, 2015. This compares with nonaccrual loans of $46.4 million, or 0.83% of loans receivable, at December 31, 2014 and $47.3 million, or 0.91% of loans receivable, at March 31, 2014. Accruing restructured loans totaled $57.9 million at March 31, 2015, compared with $57.1 million at December 31, 2014 and $37.5 million at March 31, 2014. Total nonperforming loans at March 31, 2015 decreased to $96.7 million, or 1.69% of loans receivable, compared with $103.8 million, or 1.87% of loans receivable, at December 31, 2014 and $84.8 million, or 1.63% of loans receivable, at March 31, 2014.

(more)

6-6-6    NASDAQ: BBCN

Nonperforming assets, including other real estate owned, amounted to $116.3 million at March 31, 2015, or 1.60% of total assets, compared with $125.8 million, or 1.76% of total assets, at December 31, 2014, and $104.8 million, or 1.57% of total assets, at March 31, 2014.

The Company recorded net recoveries of $336,000 for the 2015 first quarter, equal to 0.02% of average loans receivable on an annualized basis. This compares with net loan charge offs of $2.8 million, or 0.21% of average loans receivable on an annualized basis, for the preceding 2014 fourth quarter and $4.6 million, or 0.36% of average loans receivable on an annualized basis, for the year-ago first quarter.

The allowance for loan losses at March 31, 2015 was $69.6 million, or 1.22% of loans receivable (excluding loans held for sale), compared with $67.8 million, or 1.22%, at December 31, 2014 and $65.7 million, or 1.27%, at March 31, 2014. The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 72.00% at March 31, 2015, versus 65.25% at December 31, 2014 and 77.44% at March 31, 2014.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms and restructured loans) totaled $122.7 million at March 31, 2015, compared with $127.1 million at December 31, 2014 and $121.8 million at March 31, 2014.

Capital

At March 31, 2015, the Company continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” institution, as summarized in the following table.

	3/31/2015	12/31/2014	3/31/2014
Leverage Ratio	11.72%	11.62%	11.66%
Tier 1 Risk-based Ratio	13.36%	13.64%	13.70%
Total Risk-based Ratio	14.50%	14.80%	14.89%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	3/31/2015	12/31/2014	3/31/2014
Tangible common equity per share (1)	$9.93	$9.72	$9.08
Tangible common equity to tangible assets (1)	11.03%	11.00%	11.00%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, April 21, 2015 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2015 first quarter. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “BBCN Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp’s website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through April 28, 2015, passcode 10063803.

(more)

7-7-7    NASDAQ: BBCN

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $7.3 billion in assets as of March 31, 2015. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements about future operations and projected financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

# # #

(tables follow)

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

Assets	3/31/2015	12/31/2014	% change	3/31/2014	% change
Cash and due from banks	$429,871	$462,160	(7)%	$403,111	7%
Securities available for sale, at fair value	812,372	796,523	2%	725,229	12%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments	28,673	28,708	—%	27,902	3%
Loans held for sale, at the lower of cost or fair value	26,178	28,311	(8)%	38,157	(31)%
Loans receivable	5,710,893	5,565,192	3%	5,190,794	10%
Allowance for loan losses	(69,594)	(67,758)	(3)%	(65,699)	(6)%
Net loans receivable	5,641,299	5,497,434	3%	5,125,095	10%
Accrued interest receivable	13,904	13,634	2%	13,410	4%
Premises and equipment, net	30,074	30,722	(2)%	31,290	(4)%
Bank owned life insurance	46,196	45,927	1%	45,062	3%
Goodwill	105,401	105,401	—%	105,401	—%
Servicing assets	10,529	10,341	2%	9,507	11%
Other intangible assets, net	3,620	3,887	(7)%	4,859	(25)%
Other assets	119,788	117,282	2%	138,528	(14)%
Total assets	$7,267,905	$7,140,330	2%	$6,667,551	9%

Liabilities
Deposits	$5,803,253	$5,693,452	2%	$5,334,560	9%
Borrowings from Federal Home Loan Bank	480,881	480,975	—%	421,260	14%
Subordinated debentures	42,199	42,158	—%	42,037	—%
Accrued interest payable	6,477	5,855	11%	5,740	13%
Other liabilities	35,897	35,117	2%	31,795	13%
Total liabilities	6,368,707	6,257,557	2%	5,835,392	9%

Stockholders' Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at March 31, 2015, December 31, 2014, and March 31, 2014; issued and outstanding, 79,542,321, 79,503,552, and 79,488,899 shares at March 31, 2015, December 31, 2014, and March 31, 2014, respectively	79	79	—%	79	—%
Capital surplus	541,824	541,589	—%	540,979	—%
Retained earnings	352,807	339,400	4%	294,842	20%
Accumulated other comprehensive income, net	4,488	1,705	163%	(3,741)	220%
Total stockholders' equity	899,198	882,773	2%	832,159	8%
Total liabilities and stockholders' equity	$7,267,905	$7,140,330	2%	$6,667,551	9%

Table Page 1

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended
	3/31/2015	12/31/2014	% change	3/31/2014	% change
Interest income:
Interest and fees on loans	$69,639	$70,999	(2)%	$68,694	1%
Interest on securities	4,219	3,973	6%	4,095	3%
Interest on federal funds sold and other investments	696	795	(12)%	565	23%
Total interest income	74,554	75,767	(2)%	73,354	2%

Interest expense:
Interest on deposits	7,754	7,797	(1)%	6,690	16%
Interest on other borrowings	1,677	1,736	(3)%	1,698	(1)%
Total interest expense	9,431	9,533	(1)%	8,388	12%

Net interest income before provision for loan losses	65,123	66,234	(2)%	64,966	—%
Provision for loan losses	1,500	2,360	(36)%	3,026	(50)%
Net interest income after provision for loan losses	63,623	63,874	—%	61,940	3%

Noninterest income:
Service fees on deposit accounts	3,061	3,398	(10)%	3,472	(12)%
Net gains on sales of SBA loans	3,044	4,062	(25)%	2,722	12%
Net gains on sales of other loans	182	—	100%	—	100%
Net gains on sales of securities available-for-sale	424	—	100%	—	100%
Net gains (loss) on sales of OREO	110	47	134%	406	(73)%
Other income and fees	4,384	4,543	(3)%	4,495	(2)%
Total noninterest income	11,205	12,050	(7)%	11,095	1%

Noninterest expense:
Salaries and employee benefits	21,181	19,273	10%	18,938	12%
Occupancy	4,692	5,070	(7)%	4,623	1%
Furniture and equipment	2,263	2,190	3%	2,014	12%
Advertising and marketing	1,391	1,295	7%	1,088	28%
Data processing and communications	2,349	2,270	3%	2,122	11%
Professional fees	1,424	1,687	-0.16	1,313	0.08
FDIC assessment	1,112	1,115	0	1,023	0.09
Merger and integration expenses	52	32	0.63	173	-0.7
Credit related expenses	2,189	2,997	-0.27	1,421	0.54
Other	2,581	3,081	-0.16	3,560	-0.28
Total noninterest expense	39,234	39,010	0.01	36,275	0.08
Income before income taxes	35,594	36,914	-0.04	36,760	-0.03
Income tax provision	14,236	14,227	0	14,564	-0.02
Net income	$21,358	$22,687	(6)%	$22,196	(4)%

Earnings Per Common Share:
Basic	$0.27	$0.29		$0.28
Diluted	$0.27	$0.29		$0.28

Average Shares Outstanding:
Basic	79,526,218	79,500,638		79,489,579
Diluted	79,602,122	79,596,391		79,639,839

Table Page 2

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Net Income	$21,358	$22,687	$21,420	$22,312	$22,196
Add back: Income tax	14,236	14,227	14,180	14,935	14,564
Add back: Provision for loan losses	1,500	2,360	4,256	2,996	3,026
Pre-tax, pre-provision income (PTPP) [1]	$37,094	$39,274	$39,856	$40,243	$39,786
PTPP to average assets (annualized)	2.07%	2.21%	0.0232	2.36%	0.0244

[1] While pre-tax, pre-provision income is a non-GAAP performance measure, we believe it is a useful measure in analyzing underlying performance trends. It is the level of earnings adjusted to exclude the impact of income tax and provision expense.

	At or for the Three Months Ended (Annualized)
Profitability measures:	3/31/2015	12/31/2014	3/31/2014
ROA	1.19%	1.28%	1.36%
ROE	9.60%	10.42%	10.84%
Return on average tangible equity [2]	10.94%	11.91%	12.52%
Net interest margin	3.87%	3.90%	4.29%
Efficiency ratio	51.4%	49.83%	47.69%

[2] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders' equity. This is non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended			Three Months Ended
	3/31/2015			12/31/2014			3/31/2014
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$5,617,929	$69,639	5.03%	$5,508,850	$70,999	5.11%	$5,183,801	$68,694	5.37%
Securities available for sale	782,305	4,219	2.16%	716,245	3,973	2.22%	698,931	4,095	2.34%
FRB and FHLB stock and other investments	410,973	696	0.68%	520,225	795	0.60%	259,107	565	0.87%
Total interest earning assets	6,811,206	74,554	4.44%	6,745,320	75,767	4.46%	6,141,839	73,354	4.84%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	1,625,641	2,765	0.69%	1,686,608	2,936	0.69%	1,392,300	2,277	0.66%
Savings	195,063	424	0.88%	199,387	459	0.91%	217,426	600	1.12%
Time deposits:
$100,000 or more	1,713,331	3,377	0.80%	1,606,508	3,185	0.79%	1,561,170	2,679	0.70%
Other	626,197	1,187	0.77%	649,961	1,217	0.74%	663,978	1,134	0.69%
Total time deposits	2,339,528	4,564	0.79%	2,256,469	4,402	0.77%	2,225,148	3,813	0.69%
Total interest bearing deposits	4,160,232	7,754	0.76%	4,142,464	7,797	0.75%	3,834,874	6,690	0.71%
FHLB advances	480,942	1,297	1.09%	481,340	1,351	1.11%	421,318	1,211	1.17%
Other borrowings	40,624	380	3.74%	40,578	385	3.72%	52,400	487	3.72%
Total interest bearing liabilities	4,681,798	9,430	0.82%	4,664,382	9,533	0.81%	4,308,592	8,388	0.79%
Noninterest bearing demand deposits	1,543,144			1,514,678			1,353,719
Total funding liabilities/cost of funds	$6,224,942		0.61%	$6,179,060		0.61%	$5,662,311		0.60%
Net interest income/net interest spread		65,124	3.62%		66,234	3.65%		64,966	4.05%
Net interest margin			3.87%			3.90%			4.29%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.88%			3.91%			4.30%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.85%			3.89%			4.26%
Nonaccrual loan income (reversed) recognized		(24)			(164)			(197)
Prepayment fee income received		510			206			309
Net		486			42			112

Cost of deposits:
Noninterest bearing demand deposits	1,543,144	—		1,514,678	—		1,353,719	—
Interest bearing deposits	4,160,232	7,754	0.76%	4,142,464	7,797	0.75%	3,834,874	6,690	0.71%
Total deposits	$5,703,376	$7,754	0.55%	$5,657,142	$7,797	0.55%	$5,188,593	$6,690	0.52%

Table Page 4

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended
	3/31/2015	12/31/2014	% change	3/31/2014	% change
AVERAGE BALANCES
Loans receivable, including loans held for sale	$5,617,929	$5,508,850	2%	$5,183,801	8%
Investments	1,193,278	1,236,470	(3)%	958,038	25%
Interest earning assets	6,811,206	6,745,320	1%	6,141,839	11%
Total assets	7,161,811	7,099,418	1%	6,525,548	10%

Interest bearing deposits	4,160,232	4,142,464	—%	3,834,874	8%
Interest bearing liabilities	4,681,798	4,664,382	—%	4,308,592	9%
Noninterest bearing demand deposits	1,543,144	1,514,678	2%	1,353,719	14%
Stockholders' equity	890,206	871,291	2%	819,344	9%
Net interest earning assets	2,129,408	2,080,938	2%	1,833,247	16%

	3/31/2015	12/31/2014	% change	3/31/2014	% change
LOAN PORTFOLIO COMPOSITION:
Commercial loans	$1,072,261	$1,038,383	3%	$1,058,665	1%
Real estate loans	4,554,127	4,441,864	3%	4,034,998	13%
Consumer and other loans	87,812	89,850	(2)%	98,895	(11)%
Loans outstanding	5,714,200	5,570,097	3%	5,192,558	10%
Unamortized deferred loan fees - net of costs	(3,308)	(2,890)	(14)%	(1,763)	(88)%
Loans, net of deferred loan fees and costs	5,710,892	5,567,207	3%	5,190,795	10%
Allowance for loan losses	(69,594)	(67,758)	(3)%	(65,699)	(6)%
Loan receivable, net	$5,641,298	$5,499,449	3%	$5,125,096	10%

REAL ESTATE LOANS BY PROPERTY TYPE:	3/31/2015	12/31/2014	% change	3/31/2014	% change
Retail buildings	$1,215,119	$1,244,133	(2)%	$1,166,573	4%
Hotels/motels	907,106	889,411	2%	734,141	24%
Gas stations/car washes	624,644	603,961	3%	534,078	17%
Mixed-use facilities	346,865	334,068	4%	331,571	5%
Warehouses	486,656	450,356	8%	415,635	17%
Multifamily	205,383	205,280	—%	193,503	6%
Other	768,354	714,655	8%	659,497	17%
Total	$4,554,127	$4,441,864	3%	$4,034,998	13%

DEPOSIT COMPOSITION	3/31/2015	12/31/2014	% change	3/31/2014	% change
Noninterest bearing demand deposits	$1,616,935	$1,543,018	5%	$1,442,348	12%
Money market and other	1,592,151	1,663,855	(4)%	1,391,541	14%
Saving deposits	193,839	198,205	(2)%	210,973	(8)%
Time deposits of $100,000 or more	1,774,109	1,667,367	6%	1,589,751	12%
Other time deposits	626,220	621,007	1%	699,947	(11)%
Total deposit balances	$5,803,254	$5,693,452	2%	$5,334,560	9%

DEPOSIT COMPOSITION (%)	3/31/2015	12/31/2014	3/31/2014
Noninterest bearing demand deposits	27.9%	27.1%	27.0%
Money market and other	27.4%	29.2%	26.1%
Saving deposits	3.3%	3.5%	4.0%
Time deposits of $100,000 or more	30.6%	29.3%	29.8%
Other time deposits	10.8%	10.9%	13.1%
Total deposit balances	100.0%	100.0%	100.0%

Table Page 5

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS	3/31/2015	12/31/2014	3/31/2014
Total stockholders' equity	$899,198	$882,773	$832,159
Tier 1 risk-based capital ratio	13.36%	13.64%	13.70%
Total risk-based capital ratio	14.50%	14.80%	14.89%
Tier 1 leverage ratio	11.72%	11.62%	11.66%
Total risk weighted assets	$6,187,626	$5,956,129	$5,578,204
Book value per common share	11.30	11.10	10.46
Tangible common equity to tangible assets [3]	11.03%	11.00%	11.00%
Tangible common equity per share [3]	9.93	9.72	9.08

[3] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reonciliation of GAAP financial measures to non-GAAP financial measures:
	3/31/2015	12/31/2014	3/31/2014
Total stockholders' equity	$899,198	$882,773	$832,159
Less: Common stock warrant	(378)	(378)	(378)
Goodwill and core deposit intangible assets, net	(109,021)	(109,288)	(110,260)
Tangible common equity	$789,799	$773,107	$721,521

Total assets	$7,267,905	$7,140,330	$6,667,551
Less: Goodwill and core deposit intangible assets, net	(109,021)	(109,288)	(110,260)
Tangible assets	$7,158,884	$7,031,042	$6,557,291

Common shares outstanding	79,542,321	79,503,552	79,488,899

Tangible common equity to tangible assets	11.03%	11.00%	11.00%
Tangible common equity per share	9.93	9.72	9.08

	Three Months Ended
ALLOWANCE FOR LOAN LOSSES:	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Balance at beginning of period	$67,758	$68,232	$66,870	$65,699	$67,320
Provision for loan losses	1,500	2,360	4,256	2,996	3,026
Recoveries	1,461	3,225	772	946	616
Charge offs	(1,125)	(6,059)	(3,666)	(2,771)	(5,263)
Balance at end of period	$69,594	$67,758	$68,232	$66,870	$65,699
Net charge offs/average gross loans (annualized)	(0.02)%	0.21%	0.21%	0.14%	0.36%

	Three Months Ended
NET CHARGED OFF LOANS BY TYPE	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Real estate loans	$(460)	$(265)	$1,100	$765	$154
Commercial loans	111	3,104	1,803	1,255	4,414
Consumer loans	13	(5)	(9)	(195)	79
Charge offs excluding Acquired Credit Impaired Loans	(336)	2,834	2,894	1,825	4,647
Charge offs on Acquired Credit Impaired Loans	—	—	—	—	—
Total net charge offs	$(336)	$2,834	$2,894	$1,825	$4,647

Table Page 6

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

NONPERFORMING ASSETS	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Delinquent loans on nonaccrual status [4]	$38,755	$46,352	$39,564	$42,651	$47,314
Delinquent loans 90 days or more on accrual status [5]	—	361	—	—	—
Accruing restructured loans	57,905	57,128	56,061	43,906	37,527
Total nonperforming loans	96,660	103,841	95,625	86,557	84,841
Other real estate owned	19,606	21,938	23,162	20,610	20,001
Total nonperforming assets	$116,266	$125,779	$118,787	$107,167	$104,842
Nonperforming assets/total assets	1.60%	1.76%	1.71%	1.56%	1.57%
Nonperforming assets/loans receivable & OREO	2.03%	2.25%	2.18%	2.00%	2.01%
Nonperforming assets/total capital	12.93%	14.25%	13.74%	12.57%	12.6%
Nonperforming loans/loans receivable	1.69%	1.87%	1.76%	1.62%	1.63%
Nonaccrual loans/loans receivable	0.68%	0.83%	0.73%	0.80%	0.91%
Allowance for loan losses/loans receivable	1.22%	1.22%	1.26%	1.25%	1.27%
Allowance for loan losses/nonaccrual loans	179.57%	146.18%	172.46%	156.78%	138.86%
Allowance for loan losses/nonperforming loans	72.00%	65.25%	71.35%	77.26%	77.44%
Allowance for loan losses/nonperforming assets	59.86%	53.87%	57.44%	62.40%	62.66%

[4]     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $26.0 million, $28.9 million, $28.1 million, $30.0 million, and $31.2 million at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

[5]     Excludes Acquired Credit Impaired Loans totaling $24.1, $30.4 million, $32.7 million, $43.7 million, and $46.0 million at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014 , respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Retail buildings	$5,956	$6,050	$5,979	$6,021	$5,542
Hotels/motels	8,095	8,172	8,246	8,323	8,401
Gas stations/car washes	—	—	—	—	—
Mixed-use facilities	784	789	792	797	796
Warehouses	6,180	5,880	5,939	5,922	812
Multifamily	—	—	—	—	—
Other [6]	36,890	36,237	35,105	22,843	21,976
Total	$57,905	$57,128	$56,061	$43,906	$37,527

[6] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Legacy
30 - 59 days	$4,901	$2,084	$3,936	$3,170	$1,700
60 - 89 days	1,565	1,812	1,284	210	445
Total delinquent loans less than 90 days past due - legacy	$6,466	$3,896	$5,220	$3,380	$2,145

Acquired
30 - 59 days	$1,294	$1,806	$6,911	$6,403	$4,916
60 - 89 days	66	436	283	640	3
Total delinquent loans less than 90 days past due - acquired	$1,360	$2,242	$7,194	$7,043	$4,919

Total delinquent loans less than 90 days past due	$7,826	$6,138	$12,414	$10,423	$7,064

Table Page 7

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Legacy
Real estate loans	$2,127	$2,475	$2,768	$1,675	$760
Commercial loans	4,082	1,385	2,221	1,640	1,338
Consumer loans	257	36	231	65	47
Total delinquent loans less than 90 days past due - legacy	$6,466	$3,896	$5,220	$3,380	$2,145

Acquired
Real estate loans	$1,145	$1,747	$6,297	$6,051	$4,036
Commercial loans	199	382	884	860	598
Consumer loans	16	113	13	132	285
Total delinquent loans less than 90 days past due - acquired	$1,360	$2,242	$7,194	$7,043	$4,919

Total delinquent loans less than 90 days past due	$7,826	$6,138	$12,414	$10,423	$7,064

NONACCRUAL LOANS BY TYPE	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Real estate loans	$25,126	$30,988	$29,001	$27,815	$34,070
Commercial loans	12,591	14,302	9,486	13,553	12,216
Consumer loans	1,037	1,062	1,077	1,283	1,028
Total non-accrual loans	$38,754	$46,352	$39,564	$42,651	$47,314

CRITICIZED LOANS	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Legacy
Special mention	$90,041	$96,092	$88,314	$55,659	$52,159
Substandard	111,162	114,369	113,865	112,357	111,529
Doubtful	228	39	470	1,227	3,332
Loss	—	—	—	—	—
Total criticized loans - legacy	$201,431	$210,500	$202,649	$169,243	$167,020

Acquired
Special mention	$22,257	$26,243	$25,081	$36,811	$41,395
Substandard	96,655	107,506	114,347	124,618	134,660
Doubtful	1,947	2,148	3,086	3,980	2,376
Loss	—	—	—	76	1,445
Total criticized loans - acquired	$120,859	$135,897	$142,514	$165,485	$179,876

Total criticized loans	$322,290	$346,397	$345,163	$334,728	$346,896

Table Page 8